EXHIBIT 3.2

BYLAWS

of

TRANSFORMERS MERGER SUB, INC.

(a Delaware corporation)

BYLAWS

of

TRANSFORMERS MERGER SUB, INC.

(a Delaware corporation)

ARTICLE I: STOCKHOLDERS

Section 1.1:        Annual Meetings. Unless members of the Board of Directors of the Corporation (the “Board”) are elected by written consent in lieu of an annual meeting, as permitted by Section 211 of the Delaware General Corporation Law (the “DGCL”) and these Bylaws, an annual meeting of stockholders shall be held for the election of directors at such date and time as the Board shall each year fix. The meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board in its sole discretion may determine. Any proper business may be transacted at the annual meeting.

Section 1.2:        Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the holders of shares of the Corporation that are entitled to cast not less than thirty percent (30%) of the total number of votes entitled to be cast by all stockholders at such meeting, or by a majority of the members of the Board. Special meetings may not be called by any other person or persons. If a special meeting of stockholders is called by any person or persons other than by a majority of the members of the Board, then such person or persons shall request such meeting by delivering a written request to call such meeting to each member of the Board, and the Board shall then determine the time and date of such special meeting, which shall be held not more than one hundred twenty (120) days nor less than thirty-five (35) days after the written request to call such special meeting was delivered to each member of the Board. The special meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board in its sole discretion may determine.

Section 1.3:        Notice of Meetings. Notice of all meetings of stockholders shall be given in writing or by electronic transmission in the manner provided by law (including, without limitation, as set forth in Section 7.1.1 of these Bylaws) stating the date, time and place, if any, of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), such notice shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

Section 1.4:        Adjournments. The chairperson of the meeting shall have the power to adjourn the meeting to another time, date and place (if any). Any meeting of stockholders may adjourn from time to time, and notice need not be given of any such adjourned meeting if the time, date and place (if any) thereof and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. To the fullest extent permitted by law, the Board may postpone or reschedule any previously scheduled special or annual meeting of stockholders before it is to be held, in which case notice shall be provided to the stockholders of the new date, time and place, if any, of the meeting as provided in Section 1.3 above.

Section 1.5:        Quorum. At each meeting of stockholders the holders of a majority of the voting power of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, unless otherwise required by applicable law. If a quorum shall fail to attend any meeting, the chairperson of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting may adjourn the meeting. Shares of the Corporation’s stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity and to count such shares for purposes of determining a quorum.

Section 1.6:        Organization. Meetings of stockholders shall be presided over by such person as the Board may designate, or, in the absence of such a person, the Chairperson of the Board, or, in the absence of such person, the President of the Corporation, or, in the absence of such person, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, at the meeting. Such person shall be chairperson of the meeting and shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her to be in order. The Secretary of the Corporation shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7:        Voting; Proxies. Each stockholder entitled to vote at a meeting of stockholders, or to take corporate action by written consent without a meeting, may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Except as may be required in the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, every matter shall be decided by the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter.

Section 1.8:        Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or to take corporate action by written consent without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, except as otherwise required by law, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which shall not be more than sixty (60), nor less than ten (10), days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board, then the record date shall be as provided by applicable law. To the fullest extent provided by law, a determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.9:        List of Stockholders Entitled to Vote. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the principal place of business of the Corporation. If the meeting is held at a location where stockholders may attend in person, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

Section 1.10:        Action by Written Consent of Stockholders.

1.10.1    Procedure. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed in the manner permitted by law by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the agent of the Corporation’s registered office in the State of Delaware shall be by hand or by certified or registered mail, return receipt requested. Written stockholder consents shall bear the date of signature of each stockholder who signs the consent in the manner permitted by law and shall be delivered to the Corporation as provided in Section 1.10.2 below. No written consent shall be effective to take the action set forth therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required by law, written consents signed by a sufficient number of stockholders to take the action set forth therein are delivered to the Corporation in the manner required by law.

1.10.2    Form of Consent An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (b) the date on which such stockholder or proxy holder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

1.10.3    Notice of Consent. Prompt notice of the taking of corporate action by stockholders without a meeting by less than unanimous written consent of the stockholders shall be given to those stockholders who have not consented thereto in writing and, who, if the action had been taken at a meeting, would have been entitled to notice of the meeting, if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as required by law. If the action which is consented to is such as would have required the filing of a certificate under the DGCL if such action had been voted on by stockholders at a meeting thereof, then if the DGCL so requires, the certificate so filed shall state, in lieu of any statement required by the DGCL concerning any vote of stockholders, that written stockholder consent has been given in accordance with Section 228 of the DGCL.

ARTICLE II: BOARD OF DIRECTORS

Section 2.1:        Number; Qualifications.

The Board shall consist of one (1) or more directors, the exact number to be set from time to time by resolution of a majority of the members of the Board or the stockholders of the Corporation holding at least a majority of the voting power of the Corporation’s outstanding stock then entitled to vote at an election of directors. No decrease in the authorized number of directors constituting the Board shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.

Section 2.2:        Election; Resignation; Removal; Vacancies. The Board shall initially consist of the person or persons elected by the incorporator or named in the Corporation’s initial Certificate of Incorporation. Each director shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors and any vacancy occurring in the Board for any reason, and any newly created directorship resulting from any increase in the authorized number of directors may be filled by the stockholders, by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Section 2.3:        Regular Meetings. Regular meetings of the Board may be held at such places, within or without the State of Delaware, and at such times as the Board may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board.

Section 2.4:        Special Meetings. Special meetings of the Board may be called by the Chairperson of the Board, the President or a majority of the members of the Board then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand delivery, telegram, telex, mailgram, facsimile, electronic mail or other means of electronic transmission. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

Section 2.5:        Remote Meetings Permitted. Members of the Board, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or other communications equipment shall constitute presence in person at such meeting.

Section 2.6:        Quorum; Vote Required for Action. Subject to Section 2.2 above regarding the ability of the members of the Board to fill a vacancy on the Board, at all meetings of the Board a majority of the members of the Board shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time without further notice thereof. Except as otherwise provided herein or in the Certificate of Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 2.7:        Organization. Meetings of the Board shall be presided over by the Chairperson of the Board, or in such person’s absence by the President, or in such person’s absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8:        Written Action by Directors. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, respectively, in the minute books of the Corporation. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.9:        Powers. The Board may, except as otherwise required by law or the Certificate of Incorporation, exercise all such powers and manage and direct all such acts and things as may be exercised or done by the Corporation.

Section 2.10:      Compensation of Directors. Members of the Board, as such, may receive, pursuant to a resolution of the Board, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board.

ARTICLE III: COMMITTEES

Section 3.1:        Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting, or recommending to the stockholders any action or matter (other than the election or removal of members of the Board) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation.

Section 3.2:        Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV: OFFICERS

Section 4.1:        Generally. The officers of the Corporation shall consist of a Chief Executive Officer (who may be the Chairperson of the Board or the President), a Secretary and a Treasurer and may consist of such other officers, including a Chief Financial Officer, and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers as may from time to time be appointed by the Board. All officers shall be elected by the Board; provided, however, that the Board may empower the Chief Executive Officer of the Corporation to appoint any officer other than the Chairperson of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer. Each officer shall hold office until such person’s successor is appointed or until such person’s earlier resignation, death or removal. Any number of offices may be held by the same person. Any officer may resign at any time upon written notice to the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board.

Section 4.2:        Chief Executive Officer. Subject to the control of the Board and such supervisory powers, if any, as may be given by the Board, the powers and duties of the Chief Executive Officer of the Corporation are:

      (a)        To act as the general manager and, subject to the control of the Board, to have general supervision, direction and control of the business and affairs of the Corporation;

      (b)        Subject to Article I, Section 1.6, to preside at all meetings of the stockholders;

      (c)        Subject to Article I, Section 1.2, to call special meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he shall deem proper; and

      (d)        To affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

The President shall be the Chief Executive Officer of the Corporation unless the Board shall designate another officer to be the Chief Executive Officer. If there is no President, and the Board has not designated any other officer to be the Chief Executive Officer, then the Chairperson of the Board shall be the Chief Executive Officer.

Section 4.3:        Chairperson of the Board. The Chairperson of the Board shall have the power to preside at all meetings of the Board and shall have such other powers and duties as provided in these Bylaws and as the Board may from time to time prescribe.

Section 4.4:        President. The Chief Executive Officer shall be the President of the Corporation unless the Board shall have designated one individual as the President and a different individual as the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board to the Chairperson of the Board, and/or to any other officer, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of President or that are delegated to the President by the Board.

Section 4.5:        Vice President. Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President, or that are delegated to him or her by the Board or the Chief Executive Officer. A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer’s absence or disability.

Section 4.6:        Chief Financial Officer. The Chief Financial Officer shall be the Treasurer of the Corporation unless the Board shall have designated another officer as the Treasurer of the Corporation. Subject to the direction of the Board and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer.

Section 4.7:        Treasurer. The Treasurer shall have custody of all moneys and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, or as the Board or the Chief Executive Officer may from time to time prescribe.

Section 4.9:        Secretary. The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board or the Chief Executive Officer may from time to time prescribe.

Section 4.10:      Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or the Chief Executive Officer or the President.

Section 4.11:      Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.12:      Removal. Any officer of the Corporation shall serve at the pleasure of the Board and may be removed at any time, with or without cause, by the Board; provided that if the Board has empowered the Chief Executive Officer to appoint any Vice Presidents, Assistant Secretaries or Assistant Treasurers of the Corporation, then such Vice Presidents, Assistant Secretaries or Assistant Treasurers, as the case may be, may be removed by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

ARTICLE V: STOCK

Section 5.1:        Certificates. The shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the adoption of such resolution by the Board, every holder of stock that is a certificated security shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson or Vice-Chairperson of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. If any holder of uncertificated shares elects to receive a certificate, the Corporation (or the transfer agent or registrar, as the case may be) shall, to the extent permitted under applicable law and rules, regulations and listing requirements of any stock exchange or stock market on which the Corporation’s shares are listed or traded, cease to provide annual statements indicating such holder’s holdings of shares in the Corporation.

Section 5.2:        Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock, or uncertificated shares, in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.3:        Other Regulations. The issue, transfer, conversion and registration of stock certificates and uncertificated securities shall be governed by such other regulations as the Board may establish.

ARTICLE VI: INDEMNIFICATION

Section 6.1:        Action, Etc., Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Section 6.2:        Actions, Etc. by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem property.

Section 6.3:        Determination of Right of Indemnification. Any indemnification under Section 6.1 or 6.2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.1 and 6.2. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Section 6.4:        Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article VI, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1 or 6.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 6.5:        Prepaid Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of any undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

Section 6.6:        Other Rights and Remedies. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such officer, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.7:        Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

Section 6.8:        Constituent Corporations. For the purpose of this Article VI, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

Section 6.9:        Other Enterprises, Fines and Serving at Corporation’s Request. For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; any references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

ARTICLE VII: NOTICES

Section 7.1:        Notice.

7.1.1    Form and Delivery. Except as otherwise specifically required in these Bylaws (including, without limitation, Section 7.1.2 below) or by law, all notices required to be given pursuant to these Bylaws shall be in writing and may, (a) in every instance in connection with any delivery to a member of the Board, be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid telegram, cablegram, overnight express courier, facsimile, electronic mail or other form of electronic transmission and (b) be effectively delivered to a stockholder when given by hand delivery, by depositing such notice in the mail, postage prepaid or, if specifically consented to by the stockholder as described in Section 7.1.2 of this Article VII by sending such notice by telegram, cablegram, facsimile, electronic mail or other form of electronic transmission. Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the Corporation. The notice shall be deemed given (a) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (b) in the case of delivery by mail, upon deposit in the mail, (c) in the case of delivery by overnight express courier, when dispatched, and (d) in the case of delivery via telegram, cablegram, facsimile, electronic mail or other form of electronic transmission, when dispatched.

7.1.2    Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with Section 232 of the DGCL. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 7.1.2 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

7.1.3    Affidavit of Giving Notice. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 7.2:        Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.

ARTICLE VIII: INTERESTED DIRECTORS

Section 8.1:        Interested Directors. No contract or transaction between the Corporation and one or more of its members of the Board or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are members of the board of directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders.

Section 8.2:        Quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE IX: MISCELLANEOUS

Section 9.1:        Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

Section 9.2:        Seal. The Board may provide for a corporate seal, which may have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board.

Section 9.3:        Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, diskettes, CDs, or any other information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.

Section 9.4:        Reliance upon Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 9.5:        Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.

Section 9.6:        Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

ARTICLE X: AMENDMENT

Unless otherwise required by the Certificate of Incorporation, stockholders of the Corporation holding at least a majority of the voting power of the Corporation’s outstanding voting stock then entitled to vote at an election of directors shall have the power to adopt, amend or repeal Bylaws. To the extent provided in the Certificate of Incorporation, the Board shall also have the power to adopt, amend or repeal Bylaws of the Corporation.

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